CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 10, 2003, relating to the financial statements and financial highlights which appear in the August 31, 2003 Annual Reports to Shareholders of John Hancock Massachusetts Tax-Free Income Fund and John Hancock New York Tax-Free Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
-----------------------------

Boston, Massachusetts
December 24, 2003